#102061

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

GENTRONIX LABORATORIES, INC.

1990 FEB 13 AM 10:07

THE UNDERSIGNED certify that:

1. They are the President and the Secretary, respectively, of GENTRONIX LABORATORIES, a Utah Corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

"The name of this corporation is CONSOLIDATED HOLDINGS CORP.

3. Article IV of the Articles of Incorporation of this corporation is amended to read as follows:

"The aggregate number of shares which this corporation shall have authority to issue is as follows:

a) 50,000,000 shares of common stock with a par value of $0.001 per share. Each share of common stock shall have one vote in the affairs of the corporation.

b) 10,000,000 shares of Series "A" preferred stock with a par value of $0.001 per share which, if payment of such dividend is not legally barred, shall receive a dividend equal to 10 percent of the net profits of the corporation divided by the number of shares outstanding in each year in which the corporation has net profits, subject to an affirmative vote of the Board of Directors, provided, however, that if in any year the corporation fails to pay a dividend on such stock, the corporation may not pay a dividend on common stock, and, the right to a dividend which has accrued shall continue until paid and no dividend may be paid on common stock until all accrued

STATE OF UTAH
DEPARTMENT OF COMMERCE
DIVISION OF CORPORATIONS AND COMMERCIAL CODE

I Hereby certify that the foregoing has been filed and approved on the 13th Day of Feb. 90 in the office of this Division.

EXAMINER BS Date 2/13/90

Peter Van Alstyne
PETER VAN ALSTYNE
DIVISION DIRECTOR

0040200533

dividends of Series "A" preferred have been paid. Each share of Series "A" preferred stock shall have 20 votes in the affairs of the corporation. Each share of this Series outstanding at the time of dissolution of the corporation shall have a preferential right to $2.00 per share subject to the superior rights of Series "B" shares at such time.

c) 10,000,000 shares of Series "B" preferred stock with a par value of $0.001 per share. Each share of such stock outstanding at the time of dissolution of the corporation shall have a preferential right to $4.00 per share. Each share of such stock shall have 5 votes in the affairs of the corporation.

Fully paid stock of this corporation shall not be liable to any further call or assessment. All shares of stock shall be voted together on all matters except those pertaining to the rights of particular classes of stock. The rights of any class of stock may not be changed without the consent of a majority of the shares entitled to vote on such a change.

The shares of stock issued and outstanding as of November 10, 1989 shall be subject to a one (1) for ten (10) reverse stock split."

4. The Articles of Incorporation of this corporation are amended by adding a new Article XII which provides, as follows:

"The directors and officers of this Corporation shall be exempt from lawsuits for damages resulting from their actions to the fullest extent permitted by the laws of this State. The Corporation shall also indemnify directors and officers with respect to costs, including attorneys' fees, incurred in the defense of such lawsuits in cases in which the director or officer is not conclusively found to have acted in violation of his obligations under law which are not exempted hereunder. The Corporation shall pay such costs as incurred subject to refund if said person is

conclusively found to have acted in violation of his obligations under law which are not exempted hereunder."

5. The foregoing amendments were adopted by the shareholders of the corporation at a special meeting held on November 11, 1989.

6. The number of shares issued and outstanding and entitled to vote on said amendment on November 11, 1989 was 24,486,000 shares.

7. Shareholders owning 16,752,518, 16,752,518, and 16,030,218 shares voted for said amendments, respectively, there were 2,500, 2,500, and 690,800, votes, respectively against these amendments and there were 6,500, 6,500, and 38,700 votes, respectively, to abstain. A total of 16,761,218 shares - more than a majority of those outstanding and entitled to vote were present at the meeting.

GENTRONIX LABORATORIES, INC.

Dated: February 6, 1990

By [signature]
Kevin Kading, President

Dated: January 31, 1990

By [signature]
John M. Wehrung, Secretary

STATE OF NEW YORK)ss.
County of New York)

I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 6th day of February, 1990, KEVIN KADING personally appeared before me who being by me first duly sworn declared that he is the person who signed the foregoing document as President and that the statements therein contained are true.

DATED the 6th day of February, 1990.

Patty L. Weisbrot

NOTARY PUBLIC

My commission expires: 5/31/91

PATTY L. WEISBROT
Notary Public, State of N.Y.
No. 4790290
Qualified in Kings Co.
Comm. Expires 5/31/91

STATE OF MARYLAND)ss.
County of Montgomery)

I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 31st day of January, 1990, JOHN M. WEHRUNG personally appeared before me who being by me first duly sworn declared that he is the person who signed the foregoing document as Secretary and that the statements therein contained are true.

DATED the 31st day of January, 1990.

Marie Sinker

NOTARY PUBLIC

My commission expires:

My comm. exp. July 1, 1990